Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Strong Q1 FY2014 Results
Recurring Revenue More Than Half of Company’s First Quarter Revenue
SAN JOSE, Calif. - March 18, 2014 - Adobe (Nasdaq:ADBE) today reported financial results for its first quarter fiscal year 2014 ended Feb. 28, 2014.
First Quarter Financial Highlights

•	Adobe achieved revenue of $1.0 billion, at the high end of its targeted range of $950 million to $1.0 billion.

•	Adobe exited Q1 with 1 million 844 thousand paid Creative Cloud subscriptions, an increase of 405 thousand when compared to the number of subscriptions as of the end of Q4 fiscal year 2013.

•	Creative Annualized Recurring Revenue (“ARR”) grew to $987 million, and total Digital Media ARR grew to $1.15 billion.

•	Adobe Marketing Cloud quarterly revenue was $267 million, representing 24 percent year-over-year growth.

•	Diluted earnings per share were $0.09 on a GAAP-basis, and $0.30 on a non-GAAP basis.

•	Cash flow from operations was $252 million.

•	Deferred revenue grew by $52 million to a record $881 million.

•	More than half of Adobe’s Q1 revenue was from recurring sources such as Creative Cloud subscriptions and Adobe Marketing Cloud.

•	The company repurchased 4.5 million shares during the quarter, returning approximately $263 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe’s Q1 momentum was driven by strong adoption of Creative Cloud and Adobe Marketing Cloud, said Shantanu Narayen, president and chief executive officer, Adobe. “We have an amazing pipeline of innovation that we will deliver in the coming months, as well as plans to differentiate ourselves by further integrating our Cloud businesses.”
“We achieved a significant milestone with our transition to the Cloud in our first quarter with more than half of Adobe’s total revenue coming from recurring sources such as Creative Cloud subscriptions and Adobe Marketing Cloud adoption,” said Mark Garrett, executive vice president and chief financial officer, Adobe. “In our Creative business, reported revenue from subscriptions exceeded revenue from legacy perpetual licenses for the first time.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its first quarter fiscal year 2014 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. A copy of Adobe management’s prepared remarks, including financial targets and conference call slides, has been posted to Adobe’s investor relations website in advance of the conference call for reference.
A reconciliation between GAAP and non-GAAP financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, innovation in our products, future product features and updates, and growth in recurring revenue, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal or upgrade rates, uncertainty in economic conditions and the financial markets, risks associated with cyber-attacks and information security, difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year ended November 29, 2013.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended February 28, 2014, which Adobe expects to file in March 2014.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2014 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Adobe Marketing Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended
	February 28, 2014	March 1, 2013
Revenue:
Products	$471,454	$675,789
Subscription	423,563	224,266
Services and support	105,103	107,818
Total revenue	1,000,120	1,007,873

Cost of revenue:
Products	27,498	51,982
Subscription	76,732	62,580
Services and support	44,279	42,122
Total cost of revenue	148,509	156,684

Gross profit	851,611	851,189

Operating expenses:
Research and development	209,525	209,638
Sales and marketing	410,141	398,033
General and administrative	138,984	132,853
Restructuring and other charges	663	2
Amortization of purchased intangibles	13,552	12,439
Total operating expenses	772,865	752,965

Operating income	78,746	98,224

Non-operating income (expense):
Interest and other income (expense), net	3,145	1,246
Interest expense	(16,590)	(16,834)
Investment gains (losses), net	(409)	848
Total non-operating income (expense), net	(13,854)	(14,740)
Income before income taxes	64,892	83,484
Provision for income taxes	17,846	18,367
Net income	$47,046	$65,117
Basic net income per share	$0.09	$0.13
Shares used to compute basic net income per share	496,948	498,607
Diluted net income per share	$0.09	$0.13
Shares used to compute diluted net income per share	508,340	507,840

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	February 28, 2014	November 29, 2013
ASSETS

Current assets:
Cash and cash equivalents	$733,916	$834,556
Short-term investments	2,398,176	2,339,196
Trade receivables, net of allowances for doubtful accounts of $8,637 and $10,228, respectively	510,507	599,820
Deferred income taxes	91,149	102,247
Prepaid expenses and other current assets	208,643	170,110
Total current assets	3,942,391	4,045,929

Property and equipment, net	651,083	659,774
Goodwill	4,782,448	4,771,981
Purchased and other intangibles, net	570,171	605,254
Investment in lease receivable	207,239	207,239
Other assets	92,550	90,121
Total assets	$10,245,882	$10,380,298

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$64,508	$62,096
Accrued expenses	584,273	656,939
Debt and capital lease obligations	613,310	14,676
Accrued restructuring	6,193	6,171
Income taxes payable	12,986	10,222
Deferred revenue	831,077	775,544
Total current liabilities	2,112,347	1,525,648

Long-term liabilities:
Debt and capital lease obligations	896,418	1,499,297
Deferred revenue	50,010	53,268
Accrued restructuring	6,992	7,717
Income taxes payable	135,202	132,545
Deferred income taxes	362,859	375,634
Other liabilities	71,171	61,555
Total liabilities	3,634,999	3,655,664

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,475,186	3,392,696
Retained earnings	6,734,701	6,928,964
Accumulated other comprehensive income	56,592	46,103
Treasury stock, at cost (102,333 and 104,573 shares, respectively), net of reissuances	(3,655,657)	(3,643,190)
Total stockholders' equity	6,610,883	6,724,634
Total liabilities and stockholders' equity	$10,245,882	$10,380,298

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	February 28, 2014	March 1, 2013
Cash flows from operating activities:
Net income	$47,046	$65,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	77,636	76,752
Stock-based compensation expense	82,750	77,282
Unrealized investment (gains) losses, net	975	(418)
Changes in deferred revenue	52,275	79,514
Changes in other operating assets and liabilities	(9,009)	23,784
Net cash provided by operating activities	251,673	322,031

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(61,746)	(245,775)
Purchases of property and equipment	(29,393)	(60,190)
Purchases and sales of long-term investments, intangibles and other assets, net	(3,283)	(43,793)
Acquisitions, net of cash	—	(96,356)
Net cash used for investing activities	(94,422)	(446,114)

Cash flows from financing activities:
Purchases of treasury stock	(200,000)	(100,000)
Proceeds from (cost of) reissuance of treasury stock, net	(53,776)	88,566
Proceeds from debt and capital lease obligations	—	25,703
Repayment of debt and capital lease obligations	(4,433)	(2,507)
Debt issuance costs	—	(357)
Net cash (used for) provided by financing activities	(258,209)	11,405
Effect of exchange rate changes on cash and cash equivalents	318	(5,992)
Net decrease in cash and cash equivalents	(100,640)	(118,670)
Cash and cash equivalents at beginning of period	834,556	1,425,052
Cash and cash equivalents at end of period	$733,916	$1,306,382

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	February 28, 2014	March 1, 2013	November 29, 2013
Operating income:

GAAP operating income	$78,746	$98,224	$102,836
Stock-based and deferred compensation expense	83,549	85,086	86,468
Restructuring and other charges	663	2	2,294
Amortization of purchased intangibles & technology license arrangements	32,054	57,377	32,789
Loss contingency	10,000	—	—
Non-GAAP operating income	$205,012	$240,689	$224,387

Net income:

GAAP net income	$47,046	$65,117	$65,320
Stock-based and deferred compensation expense	83,549	85,086	86,468
Restructuring and other charges	663	2	2,294
Amortization of purchased intangibles & technology license arrangements	32,054	57,377	32,789
Investment (gains) losses	409	(848)	(1,461)
Loss contingency	10,000	—	—
Income tax adjustments	(22,383)	(28,840)	(20,806)
Non-GAAP net income	$151,338	$177,894	$164,604

Diluted net income per share:

GAAP diluted net income per share	$0.09	$0.13	$0.13
Stock-based and deferred compensation expense	0.16	0.17	0.17
Amortization of purchased intangibles & technology license arrangements	0.06	0.11	0.06
Loss contingency	0.02	—	—
Income tax adjustments	(0.03)	(0.06)	(0.04)
Non-GAAP diluted net income per share	$0.30	$0.35	$0.32

Shares used in computing diluted net income per share	508,340	507,840	511,082

Non-GAAP Results (continued)

Three Months Ended
February 28, 2014
Effective income tax rate:

GAAP effective income tax rate	27.5%
Stock-based and deferred compensation expense	(5.3)
Amortization of purchased intangibles	(2.1)
Loss contingency	(0.6)
Income tax adjustments	1.5
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, loss contingencies and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.